Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 28, 2010, except for footnote (a) to Note 29 as to which the date is August 20, 2010 relating to the financial statements of LyondellBasell Industries AF S.C.A., our report dated March 27, 2008, except for Notes 1 and 4, as to which the date is November 12, 2008, and Note 19 and the second paragraph of our opinion, as to which the date is February 28, 2010 relating to the financial statements of Lyondell Chemical Company (Successor) and our report dated March 27, 2008, except for Notes 1 and 4 as to which the date is November 12, 2008 relating to the financial statements of Lyondell Chemical Company (Predecessor) which appear in such Registration Statement. We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.
PricewaterhouseCoopers LLP
Houston, Texas
October 25, 2010